UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
February 10, 2003

Commission file number 1-13163

YUM! BRANDS, INC.
(Exact name of registrant as specified in its charter)

North Carolina	13-3951308

(State or other jurisdiction	(IRS Employer
of incorporation or organization)	Identification No.)

1441 Gardiner Lane, Louisville, Kentucky                40213
(Address of principal executive offices)                 (Zip Code)

Registrant's telephone number, including area code:       (502) 874-8300

Former name or former address, if changed since last report:   N/A

Item 5. OTHER EVENTS

On February 10, 2003 YUM! Brands, Inc. issued a press release with respect to earnings for the full year 2002. A copy of such press release is attached hereto as Exhibit 99 and incorporated herein by reference.

Item 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)     Exhibits

99      Press release dated February 10, 2003 from YUM! Brands, Inc.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YUM! BRANDS, INC. (Registrant)

Date: February 11, 2003	/s/ Brent A. Woodford
Vice President and Controller
(Principal Accounting Officer)

YUM! BRANDS, INC. REPORTS ONGOING OPERATING EARNINGS PER SHARE OF $1.91 FOR FULL YEAR 2002, AN INCREASE OF 19%; FOURTH-QUARTER ONGOING OPERATING EPS OF $0.56, AN INCREASE OF 5% VERSUS 2001

-	WORLDWIDE REVENUES INCREASED 12% IN THE FOURTH QUARTER AND FOR THE FULL YEAR
-	INTERNATIONAL NEW TRADITIONAL-RESTAURANT OPENINGS FOR 2002 WERE A RECORD 1,051
-	FOR THE FULL YEAR, U.S. SYSTEMWIDE SAME-STORE SALES INCREASED 4%, AND U.S. COMPANY SAME-STORE SALES INCREASED 2%
-	FIRST-QUARTER 2003 EPS GUIDANCE OF AT LEAST $0.38 CONFIRMED
-	FULL YEAR 2003 EPS GUIDANCE OF AT LEAST $2.00 CONFIRMED

Louisville, Ky. (February 10, 2003) — Yum! Brands, Inc. (NYSE: YUM) today reported results for the fourth quarter ended December 28, 2002.

Key points relative to fourth-quarter performance:

-	International revenues grew 11%, and international ongoing operating profit increased 17%, both in U.S. dollar terms.
-	The total number of traditional international restaurants in operation at quarter end was 11,538, 6% higher than in 2001.
-	Net multibrand restaurant additions were 130 in the U.S. and 12 internationally, resulting in 1,975 worldwide multibrand restaurants in operation at quarter end, an increase of 30% versus 2001.
-	Yum! Brands franchise fees increased 6% to a record $272 million.

Financial Highlights
($ Millions Except Per Diluted Share Amounts)

		% Change			% Change
	Fourth	Vs.			Vs.
	Quarter	Prior Year		Full Year	Prior Year
System Sales	$ 7,588	+9%		$24,219	+8%
Revenues	$ 2,461	+12%		$ 7,757	+12%
Ongoing Operating Earnings	173	+5%		593	+21%
As % of Revenue	7.0%	(0.5	) ppts	7.6%	0.6	ppts

Ongoing Operating EPS	$ 0.56	5%		$ 1.91	19%

Net Facility Actions EPS	$ (0.01)	NM		$ (0.09)	NM
Reported EPS before Unusual Items	$ 0.55	3%		$ 1.82	13%
Unusual Items EPS	$ 0.01	NM		$ 0.06	NM
Reported EPS	$ 0.56	4%		$ 1.88	16%

Reminder: As stated in prior communications, beginning with the first quarter 2003, the company will provide reported EPS guidance but will no longer report or provide guidance for ongoing operating EPS.

David C. Novak, Chairman and CEO, said, “The best year any business can have is when you beat your financial plan and set the table for future growth. 2002 was that kind of year for Yum! Brands. Our long-term commitment is to grow our annual EPS by at least 10%. In 2002, we grew ongoing operating EPS by 19%. This was driven by exceptionally strong growth in revenues of 12% while maintaining our category-leading return on invested capital of 18%.

“Even more important, we continued to strengthen our powerful international growth engine, successfully acquired and integrated the Long John Silver’s and A&W All-American Food brands to enable our multibranding strategy, and launched our customer mania operations program around the world.

“These are the three building blocks that give us what we believe to be an unprecedented growth opportunity in our industry and make us anything but your ordinary restaurant company. Based on the results we achieved and the progress we’re making, we believe that we will deliver at least 10% earnings growth in 2003 and beyond."

Following is an update on Yum! Brands’ international and U.S. business segments as well as key drivers, which include global expansion, portfolio of leading U.S. brands, multibranding expansion, franchise fees and cash generation and returns:

INTERNATIONAL BUSINESS PERFORMANCE

		Fourth Quarter						Full Year
			Inc/(Dec)						Inc/(Dec)
($ millions)	2002	2001	Reported		Excl F/x(a)		2002	2001	Reported		Excl F/x(a)
System Sales	$2,666	$2,446	+9%		+7%		$8,380	$7,732	+8%		+9%
Revenue	$ 770	$ 695	+11%		+8%		$2,410	$2,126	+13%		+13%
Restaurant Margin	15.6%	14.1%	+1.5	ppts	+1.5	ppts	16.0%	13.9%	+2.1	ppts	+2.1	ppts
Ongoing Operating	$ 121	$ 104	+17%		+15%		$ 389	$ 318	+22%		+23%
Profit

(a)	Prior to foreign exchange conversion to U.S. dollars

In the fourth quarter and full year for Yum! Brands’ international business, continued expansion of our key international brands - KFC and Pizza Hut - was the primary driver of system sales, revenue and ongoing operating profit growth. Improvement in company restaurant margin was also a key factor in ongoing operating profit growth both for fourth quarter and full year 2002.

Yum! Brands set a record with 1,051 systemwide international traditional restaurant openings in 2002. These included 646 KFCs and 382 Pizza Huts.

In 2003, the company expects international system sales to grow 7% prior to foreign currency conversion. Net growth of +5% to +6% in traditional restaurants primarily from the KFC and Pizza Hut brands is expected to be a key factor. The company expects international operating profit to grow at a mid-teens rate for the full year.

UNITED STATES PORTFOLIO PERFORMANCE

		Fourth Quarter			Full Year
($ millions)	2002	2001	Inc/(Dec)		2002	2001	Inc/(Dec)
System Sales	$4,922	$4,522	+9%		$15,839	$14,596	+9%
Revenue	$1,691	$1,507	+12%		$ 5,347	$ 4,827	+11%
Restaurant Margin	+15.3%	+16.1%	(0.8)	ppts	+16.0%	+15.2%	+0.8	ppts
Ongoing Operating Profit	$ 240	$ 239	Even		$ 825	$ 722	14%

The acquisition of Long John Silver’s and A&W contributed significantly to growth in U.S. system sales and revenue for both the fourth quarter and full year. The acquisition of these two brands occurred during the second quarter of 2002. Excluding this impact, system sales growth was +2% for the fourth quarter and +4% for the full year. Revenues, excluding the acquisition impact, increased 1% for the fourth quarter and 3% for the full year.

In the fourth quarter, U.S. systemwide blended same-store sales increased approximately 1%. Estimated U.S. blended same-store sales growth for franchise restaurants was +1% to +2% for the fourth quarter, slightly stronger than company results, which declined 1%.

For the full year 2002, U.S. systemwide blended same-store sales increased 4%. Estimated U.S. blended same-store sales growth for franchise restaurants was +4% to +5% for the full year, while company restaurant growth was +2%. For the full year 2002, Taco Bell company same-store sales increased 7%, while KFC and Pizza Hut company same-store sales were even with last year.

For the full year 2002, restaurant margin of 16% was a record for the U.S. business. In the fourth quarter, U.S. restaurant margin was negatively impacted by higher labor costs. The acquisition of Long John Silver’s and A&W negatively impacted margins by 0.1 percentage points for the fourth quarter and 0.2 percentage points for the full year.

For the full year 2003, the company expects U.S. operating profit to increase at a rate of 6% to 9%. The company expects U.S. blended company same-store sales growth of approximately 2% for the full year.

WORLDWIDE NEW-RESTAURANT DEVELOPMENT

	Fourth Quarter	Full Year
New Restaurant Openings(a)
Worldwide	651	1,498
International	457	1,051
United States	194	447
Restaurant Net Growth Vs. Q4 2001(a)(b)
Worldwide		+2%
International		+6%
United States		Even

(a)	Excluding licensed locations
(b)	Excludes the initial impact of the Long John Silver’s and A&W acquisition; includes impact of restaurant-count changes subsequent to acquisition in second quarter

For the year, worldwide restaurant unit growth was driven by record growth in new international restaurants from our global brands — KFC and Pizza Hut. Key growth drivers were the company’s four high-growth, high-investment international markets — China, Mexico, the U.K., and Korea — and development by our international franchisees. Versus the fourth-quarter 2001, net traditional restaurant growth was 41% in China, 11% in Mexico, 9% in the U.K., and 8% in Korea.

One point not reflected, which primarily affects U.S. net restaurant-growth statistics, is the impact of multibranding on our U.S. restaurant system. Multibrand conversions, while increasing the sales and points of distribution of the added brand, result in no additional unit counts. Though no additional unit counts are realized, these conversions, on average, drive significant increases in same-store sales and result in upgraded, new-image restaurants for the U.S. business. Similarly, a newly opened multibrand unit, while increasing sales and points of distribution of two brands, results in just one additional unit count.

For the full year 2003, the company continues to expect net growth in international restaurants of

5% to 6%. This will be a major driver of the company’s expected overall profit growth for 2003. No net change in U.S. restaurant counts is expected. This forecast excludes changes in licensed unit locations, which are expected to have no material impact on the company’s overall profit performance in 2003. License locations are typically non-traditional sites, such as airports, that normally have lower average unit volumes than traditional restaurant locations.

WORLDWIDE MULTIBRANDING EXPANSION

	Fourth Quarter	Full Year
Systemwide Multibrand Net Additions(a)	142	347
Systemwide Multibrand Restaurants in Operation(b)		1,975

(a)	Excludes the acquisition of 133 Long John Silver’s / A&W multibrand restaurants
(b)	Includes the acquisition of 133 Long John Silver’s / A&W multibrand restaurants

In the fourth quarter, net multibrand additions were 130 in the U.S. and 12 for international. In the U.S., company and franchise net additions were 89 and 41 respectively. About 50% of the U.S. multibrand additions represented conversions of existing single-brand restaurants, and 50% represented new-restaurant openings.

Our multibranding program with KFC and Taco Bell partnering with Long John Silver’s or A&W continues to grow with 47 additions completed during the quarter. Results continue to show strong average unit-volume increases. Additionally, we opened 17 Long John Silver’s/A&W multibrand restaurants during the fourth quarter.

For the full year 2002, franchise multibrand additions were over 40% of the U.S. total. Approximately 50% of the U.S. multibrand additions represented conversions of existing single-brand restaurants, and 50% represented new-store openings. In addition to the 347 Yum! multibrand openings during the year, another 20 Long John Silver’s/A&W Restaurants were opened during 2002 prior to the acquisition of Yorkshire Global Restaurants, bringing the total number of multibrand openings and conversions in the Yum! family to 367 in 2002.

In 2003, Yum! Brands expects to add at least 400 company and franchise multibrand restaurants. About 50% of these additions are expected to be conversions of single-brand restaurants to multibrands, and 50% are expected to be new multibrand restaurants.

FRANCHISE FEES

	Fourth Quarter	Full Year
Franchise Restaurant Net Growth Vs. Q4 2001(a)		2%
Franchise Fees ($ millions)(b)	$272	$866
Growth Vs. 2001	+6%	+6%

(a)	Includes joint ventures; excludes licensed restaurants and the initial impact of Long John Silver’s and A&W acquisition
(b)	Includes joint ventures, licensed restaurants, and the Long John Silver’s and A&W brand acquisitions

In the fourth quarter and for the full year, the acquisition of Long John Silver’s and A&W, net new-restaurant development, and worldwide franchise same-store sales growth were key factors in franchise-fee growth. The acquisition of Long John Silver’s and A&W contributed 2 percentage points of franchise-fee growth both in the fourth quarter and for the full year.

In 2003, the company expects franchise fees to grow to at least $910 million.

CASH GENERATED & RETURN ON INVESTED CAPITAL

($ millions)	Fourth Quarter	Full Year
Cash Flow from Ongoing Operations(a)	$299	$ 963
Total Cash Generated(b)	$340	$1,365
Capital Spending and Franchise Acquisitions(c)	$299	$ 773
Debt Repayments, Net	$ 23	$ 69
Share Repurchase	$ 67	$ 228
Return on Invested Capital - %		18%

(a)	Ongoing operating earnings (after interest and tax expense) plus depreciation and amortization
(b)	Cash generated for the fourth quarter included $15 million of employee stock-option proceeds.
(c)	Excludes the acquisition cost of Long John Silver’s and A&W brands

Cash generated for the full year 2002 included $125 million of proceeds from employee stock-option exercises and $71 million of after-tax refranchising proceeds.

For 2003, the company expects cash flow from ongoing operations of over $1.0 billion, which more than funds capital expenditure needs estimated at between $800 and $850 million. Additionally, the company expects total cash generated to exceed $1.2 billion, including proceeds from employee stock-option exercises and from after-tax refranchising proceeds. The company expects return on invested capital to remain in the top tier of large-scale restaurant companies.

FIRST-QUARTER 2003 OUTLOOK

The company expects to earn at least $0.38 in reported EPS. This is equal to last year’s performance, prior to a gain of $0.02 from unusual items.

Projected factors contributing to the company’s EPS expectations are . . .

-

International system-sales growth of 10%, or 7% prior to foreign currency conversion. Revenue growth of 12%, or 8% prior to foreign exchange conversion. Year-over-year net growth in international traditional restaurants of +5% to +6% will be the primary driver.

-

Based on current foreign currency rates, the company expects a benefit of $3 to $5 million from foreign currency conversion on operating profit for the first quarter. The Australian dollar, British pound sterling, Canadian dollar, Chinese renminbi, Japanese yen, Korean won, and Mexican peso are all important currencies in the company’s international business.

-	U.S. blended same-store sales for company restaurants, down 2%. Revenue growth of 9% to 10%, primarily due to the Long John Silver’s and A&W acquisition.

-

Worldwide company restaurant margin is expected to be down slightly from first quarter last year. An increase in international restaurant margin is expected to be offset by a decline in U.S. restaurant margin. This is primarily due to the impact from the lower margins of the Long John Silver’s and A&W acquisition and U.S. sales deleverage impact.

-	General and administrative expenses up 10% in U.S. dollar terms versus last year, up 2% versus last year excluding the Long John Silver’s and A&W acquisition.

-	Interest expense up $9 to $10 million versus last year, or down slightly versus last year excluding the Long John Silver’s and A&W acquisition.

-	Assumes no significant impact from refranchising gain or loss.

-	Assumes no impact from unusual items.

-	An all-in tax rate of 34% to 35%, about equal with last year.

YEAR-2003 OUTLOOK

Yum! Brands expects to earn at least $2.00 on a reported EPS basis. This is at least 10% growth versus last year’s $1.82, which is prior to unusual-item gains. No net unusual items gain/(loss) are currently expected for the full year.

The company expects worldwide revenue growth of 7% to 8% (including 2 percentage points from the favorable impact of the Long John Silver’s and A&W acquisition).

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include those identified by such words as may, will, expect, anticipate, believe, plan and other similar terminology. These “forward-looking” statements reflect management’s current expectations regarding future events and operating and financial performance and are based on currently available data. However, actual results are subject to future events and uncertainties, which could cause actual results to differ from those projected in this announcement. Factors that can cause actual results to differ materially include changes in global and local business, economic and political conditions in the countries and territories where Yum! Brands operates; changes in currency exchange and interest rates; changes in commodity, labor and other operating costs; changes in competition in the food industry, consumer preferences, spending patterns and demographic trends; the effectiveness of our operating initiatives and advertising and promotional efforts; new-product and concept development by Yum! Brands and other food-industry competitors; the success of our refranchising strategy; the ongoing business viability of our franchise and license operators; our ability to secure alternative distribution to our restaurants at competitive rates and to ensure adequate supplies of restaurant products and equipment in our stores; our actuarially determined casualty loss estimates; changes in legislation and governmental regulation; and changes in accounting policies and practices. Further information about factors that could affect Yum! Brands’ financial and other results are included in the company’s Forms 10-Q and 10-K, filed with the Securities and Exchange Commission.

Yum! Brands, Inc., based in Louisville, Kentucky, is the world’s largest restaurant company in terms of system units with nearly 33,000 restaurants in more than 100 countries and territories. Four of the company’s restaurant brands —KFC, Pizza Hut, Taco Bell and Long John Silver’s— are the global leaders of the chicken, pizza, Mexican-style food and quick-service seafood categories respectively. Since 1919, A&W All-American Food has been serving a signature frosty mug root beer float and all-American pure-beef hamburgers and hot dogs, making it the longest running quick-service franchise chain in America. Yum! Brands is the worldwide leader in multibranding, which offers consumers more choice and convenience at one restaurant location from a combination of KFC, Taco Bell, Pizza Hut, A&W or Long John Silver’s brands. The company and its franchisees today operate over 1,900 multibrand restaurants, generating nearly $2 billion in annual system sales. Outside the United States in 2002, the Yum! Brands’ system opened about three new restaurants each day of the year, making it one of the fastest growing retailers in the world. In 2002, the company changed its name to Yum! Brands, Inc., from Tricon Global Restaurants, Inc., to reflect its expanding portfolio of brands and its ticker symbol on the New York Stock Exchange.

Yum! Brands, Inc. will hold a conference call to review the company’s financial performance and strategies at 9:00 a.m. EST Tuesday, February 11, 2003.

For U.S. callers, the number is 877/815-2029. For international callers, the number is 706/645-9271.

The call will be available for playback beginning Tuesday, February 11, at noon EST through Friday, February 25, at midnight EST. To access the playback, dial 800/642-1687 in the U.S.A. and 706/645-9291 internationally. The playback pass code is 7541992.

The call and the playback can be accessed via the Internet by visiting Yum! Brands’ Web site: www.yum.com and selecting “4th Quarter Earnings Web Cast.” (Windows Media Player is required, which can be downloaded at no charge from the following link: http://www.microsoft.com/windows/windowsmedia/players.asp. The process could take several minutes.)

Analysts are invited to contact

Tim Jerzyk, Vice President Investor Relations, at 502/874-2543

Individual shareholders are invited to contact

Lynn Schweinfurth, Director Investor Relations, at 502/874-8918

Members of the media are invited to contact

Amy Sherwood, Vice President Public Relations, at 502/874-8200

YUM! Brands, Inc.
Condensed Consolidated Statements of Income
(amounts in millions, except per share amounts)
(unaudited)

	Quarter Ended		% Change	Year Ended		% Change
	12/28/02	12/29/01	B/(W)	12/28/02	12/29/01	B/(W)
Revenues
Company sales	$ 2,189	$ 1,947	12	$ 6,891	$ 6,138	12
Franchise and license fees	272	255	6	866	815	6

Revenues	2,461	2,202	12	7,757	6,953	12

Costs and expenses, net
Company restaurants
Food and paper	671	599	(12)	2,109	1,908	(11)
Payroll and employee benefits	601	514	(17)	1,875	1,666	(13)
Occupancy and other operating
expenses	582	533	(9)	1,806	1,658	(9)

	1,854	1,646	(13)	5,790	5,232	(11)
General and administrative expenses	297	257	(16)	913	796	(15)
Franchise and license expenses	18	13	(19)	49	59	18
Other (income) expense	(10)	(8)	14	(30)	(23)	28
Facility actions net loss	-	26	NM	32	1	NM
Unusual items (income)	(3)	(1)	NM	(27)	(3)	NM

Total costs and expenses, net	2,156	1,933	(12)	6,727	6,062	(11)

Operating profit	305	269	13	1,030	891	16
Interest expense, net	60	46	(30)	172	158	(8)

Income before income taxes	245	223	10	858	733	17
Income tax provision	73	59	(25)	275	241	(15)

Net income	$ 172	$ 164	5	$ 583	$ 492	18

Basic EPS Data
EPS	$ 0.58	$ 0.56	4	$ 1.97	$ 1.68	18

Average shares outstanding	295	292	(1)	296	293	(1)

Diluted EPS Data
EPS	$ 0.56	$ 0.54	4	$ 1.88	$ 1.62	16

Average shares outstanding	306	305	-	310	304	(2)

See accompanying notes.

YUM! Brands, Inc.
WORLDWIDE Ongoing Operating Results
(amounts in millions, except per share amounts)
(unaudited)

	Quarter Ended		% Change		Year Ended		% Change
	12/28/02	12/29/01	B/(W)		12/28/02	12/29/01	B/(W)
System sales	$ 7,588	$ 6,968	9		$ 24,219	$ 22,328	8

Company sales	$ 2,189	$ 1,947	12		$ 6,891	$ 6,138	12
Franchise and license fees	272	255	6		866	815	6

Revenues	2,461	2,202	12		7,757	6,953	12

Company restaurants
Food and paper	671	599	(12)		2,109	1,908	(11)
Payroll and employee benefits	601	514	(17)		1,875	1,666	(13)
Occupancy and other operating expenses	582	533	(9)		1,806	1,658	(9)

	1,854	1,646	(13)		5,790	5,232	(11)
General and administrative expenses	297	257	(16)		913	796	(15)
Franchise and license expenses	18	13	(19)		49	59	18
Other (income) expense	(10)	(8)	14		(30)	(23)	28

Ongoing operating profit	302	294	3		1,035	889	16
Interest expense, net	60	46	(30)		172	158	(8)
Income tax provisions	69	84	16		270	243	(12)

ONGOING OPERATING EARNINGS	$ 173	$ 164	5		$ 593	$ 488	21

Ongoing operating tax rate	29.0%	33.8%	4.8	ppts.	31.3%	33.1%	1.8	ppts.

ONGOING OPERATING EPS	$ 0.56	$ 0.54	5		$ 1.91	$ 1.61	19
Net facility actions EPS	(0.01)	-	NM		(0.09)	0.01	NM
Unusual items EPS	0.01	-	NM		0.06	-	NM

Reported EPS	$ 0.56	$ 0.54	4		$ 1.88	$ 1.62	16

Average shares outstanding - diluted	306	305	-		310	304	(2)

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	30.6	30.7	0.1	ppts.	30.6	31.1	0.5	ppts.
Payroll and employee benefits	27.5	26.4	(1.1)	ppts.	27.2	27.1	(0.1)	ppts.
Occupancy and other operating expenses	26.5	27.4	0.9	ppts.	26.2	27.0	0.8	ppts.

Restaurant margin	15.4%	15.5%	(0.1)	ppts.	16.0%	14.8%	1.2	ppts.

Reconciliation of Ongoing Operating Profit to Reported Operating Profit
U.S. ongoing operating profit	$ 240	$ 239	-		$ 825	$ 722	14
International ongoing operating profit	121	104	17		389	318	22
Unallocated and corporate expenses	(59)	(48)	(23)		(178)	(148)	(20)
Unallocated other income (expense)	-	(1)	47		(1)	(3)	59

Ongoing operating profit	$ 302	$ 294	3		$ 1,035	$ 889	16
Facility actions net (loss)	-	(26)	NM		(32)	(1)	NM
Unusual items income	3	1	NM		27	3	NM

Reported operating profit	$ 305	$ 269	13		$ 1,030	$ 891	16

See accompanying notes.

YUM! Brands, Inc.
UNITED STATES Ongoing Operating Results
(amounts in millions)
(unaudited)

	Quarter Ended		% Change		Year Ended		% Change
	12/28/02	12/29/01	B/(W)		12/28/02	12/29/01	B/(W)
System sales	$4,922	$ 4,522	9		$15,839	$ 14,596	9

Company sales	$1,516	$ 1,339	13		$ 4,778	$ 4,287	11
Franchise and license fees	175	168	4		569	540	5

Revenues	1,691	1,507	12		5,347	4,827	11

Company restaurants
Food and paper	430	376	(14)		1,346	1,225	(10)
Payroll and employee benefits	474	403	(18)		1,479	1,313	(13)
Occupancy and other operating
expenses	381	345	(10)		1,189	1,100	(8)

	1,285	1,124	(14)		4,014	3,638	(10)
General and administrative
expenses	151	133	(16)		469	418	(12)
Franchise and license expenses	15	11	(13)		39	49	23

Ongoing operating profit	$ 240	$ 239	-		$ 825	$ 722	14

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	28.4	28.1	(0.3)	ppts.	28.2	28.6	0.4	ppts.
Payroll and employee benefits	31.2	30.0	(1.2)	ppts.	30.9	30.6	(0.3)	ppts.
Occupancy and other operating
expenses	25.1	25.8	0.7	ppts.	24.9	25.6	0.7	ppts.

Restaurant margin	15.3%	16.1%	(0.8)	ppts.	16.0%	15.2%	0.8	ppts.

See accompanying notes.

YUM! Brands, Inc.
INTERNATIONAL Ongoing Operating Results
(amounts in millions)
(unaudited)

	Quarter Ended		% Change		Year Ended		% Change
	12/28/02	12/29/01	B/(W)		12/28/02	12/29/01	B/(W)
System sales	$ 2,666	$ 2,446	9		$ 8,380	$ 7,732	8

Company sales	$ 673	$ 608	11		$ 2,113	$ 1,851	14
Franchise and license fees	97	87	11		297	275	8

Revenues	770	695	11		2,410	2,126	13

Company restaurants
Food and paper	241	223	(8)		763	683	(12)
Payroll and employee benefits	127	111	(14)		396	353	(12)
Occupancy and other operating
expenses	201	188	(7)		617	558	(11)

	569	522	(9)		1,776	1,594	(11)
General and administrative
expenses	87	76	(13)		266	230	(15)
Franchise and license expenses	3	2	(82)		10	10	(13)
Other (income) expense	(10)	(9)	8		(31)	(26)	19

Ongoing operating profit	$ 121	$ 104	17		$ 389	$ 318	22

Company sales	100.0%	100.0%			100.0%	100.0%
Food and paper	35.7	36.6	0.9	ppts.	36.1	36.9	0.8	ppts.
Payroll and employee benefits	18.9	18.4	(0.5)	ppts.	18.7	19.1	0.4	ppts.
Occupancy and other operating
expenses	29.8	30.9	1.1	ppts.	29.2	30.1	0.9	ppts.

Restaurant margin	15.6%	14.1%	1.5	ppts.	16.0%	13.9%	2.1	ppts.

See accompanying notes.

Notes to The Condensed Consolidated Statements of Income and
Ongoing Operating Results
(amounts in millions, except per share amounts)

(a)	Percentages may not recompute due to rounding.

(b)	Facility actions net loss (gain) included the following:

	Quarter Ended		Year Ended
	12/28/02	12/29/01	12/28/02	12/29/01
Refranchising net loss (gain)	$ (10)	$ 10	$ (19)	$ (39)
Store closure costs	(2)	7	15	17
Store impairment charges	12	9	36	23

Facility actions net loss	$ -	$ 26	$ 32	$ 1

Fourth quarter and full-year 2002 store impairment charges included a charge of $5 million related to the impairment of the goodwill of an international market. Additionally, fourth quarter and full-year 2001 refranchising net loss (gain) included a charge of $11 million to mark to market the net assets of an international market that was sold in 2002.

(c)

Unusual items income of $3 million and $27 million, in the fourth quarter and full-year 2002, respectively, primarily resulted from recoveries related to the AmeriServe bankruptcy reorganization process, partially offset by integration costs related to the acquisition of Yorkshire Global Restaurants, Inc. and, for the full-year 2002, costs to defend certain wage and hour litigation.

Unusual items income of $1 million and $3 million, in the fourth quarter and full-year 2001, respectively, primarily resulted from recoveries of approximately $21 million related to the AmeriServe bankruptcy reorganization process partially offset by settlement costs of $15 million associated with certain litigation and expenses, primarily severance, related to streamlining certain support functions

(d)

Effective December 30, 2001, the Company adopted Statement of Financial Accounting Standards (SFAS) No. 142, “Goodwill and Other Intangible Assets” (“SFAS 142”) in its entirety. In accordance with the requirements of SFAS 142, we ceased amortization of goodwill and indefinite-lived intangibles as of December 30, 2001. The following table summarizes the favorable effect of SFAS 142 on restaurant profit, restaurant margin and ongoing operating profit had SFAS 142 been effective in the fourth quarter and full-year of 2001:

Quarter Ended 12/29/01
	U.S.		International		Unallocated	Worldwide
Restaurant profit	$ 7		$ 4		$ -	$ 11

Restaurant margin (%)	0.5	ppts.	0.6	ppts.	-	0.5	ppts.
Ongoing operating profit	$ 7		$ 6		$ -	$ 13

Year Ended 12/29/01
	U.S.		International		Unallocated	Worldwide
Restaurant profit	$ 21		$ 11		$ -	$ 32

Restaurant margin (%)	0.5	ppts.	0.6	ppts.	-	0.5	ppts.
Ongoing operating profit	$ 22		$ 16		$ -	$ 38

Additionally, if SFAS 142 had been effective for the fourth quarter and full-year 2001, reported net income would have increased approximately $9 million and $26 million, respectively, and ongoing operating EPS on a post-split basis would have increased $0.02 and $0.08, respectively.

(e)	Per share and share amounts have been adjusted to reflect the two-for-one stock split distributed on June 17, 2002.

(f)

Ongoing operating profit, ongoing operating earnings and ongoing operating EPS are not measures defined by accounting principles generally accepted in the United States of America and should not be considered in isolation or as a substitute for measures of performance in accordance with accounting principles generally accepted in the United States of America.

YUM! Brands, Inc.
Cash Generation/Use(a)
(amounts in millions)
(unaudited)

	Quarter Ended		Year Ended
	12/28/02	12/29/01	12/28/02	12/29/01
Ongoing operating earnings	$ 173	$ 164	$ 593	$ 488
Depreciation and amortization	126	111	370	354

Cash flow from ongoing operations	299	275	963	842
Refranchising proceeds, after-tax	10	34	71	90
AmeriServe	16	21	45	128
Employee stock option proceeds	15	26	125	58
Other, net	-	-	161	3

Total cash generated	340	356	1,365	1,121

Capital spending	299	276	760	636
Acquisition of Yorkshire Global
Restaurants, Inc.	-	-	275	-
Acquisitions of restaurants from
franchisees	-	6	13	108
Debt repayments, net(b)	23	134	69	300
Share repurchases	67	2	228	100
Other, net	7	12	-	-

Total cash used	396	430	1,345	1,144

Net increase (decrease) in cash	$ (56)	$ (74)	$ 20	$ (23)

(a)	This presentation of cash generation/use is not intended to be a substitute for cash flows reported in conformity with accounting principles generally accepted in the United States of America.

(b)

Excludes the assumption of debt and capital leases related to the acquisition of Yorkshire Global Restaurants, Inc. in 2002 of approximately $227 million. Includes the repayment of approximately $48 million of this debt in the year ended December 28, 2002.

YUM! Brands, Inc.
Restaurant Unit Activity Summary
For the Year Ended December 28, 2002
(unaudited)

	Company	Unconsolidated Affiliates	Franchisees	Total Excluding Licensees	Licensees	Total Units
Total U.S.
Beginning of Year	4,284	-	12,733	17,017	2,545	19,562
New Builds(a)	210	4	233	447	136	583
Acquisitions(b)	899	-	1,001	1,900	(3)	1,897
Refranchising & Licensing	(47)	-	47	-	-	-
Closures & Divestitures	(153)	-	(351)	(504)	(382)	(886)
Other(c)	-	-	-	-	(30)	(30)

End of Year	5,193	4	13,663	18,860	2,266	21,126

% of Total	24%	-	65%	89%	11%	100%

Total International
Beginning of Year	2,151	2,000	6,530	10,681	246	10,927
New Builds	375	161	515	1,051	10	1,061
Acquisitions(b)	6	41	163	210	-	210
Refranchising & Licensing	(127)	(14)	141	-	-	-
Closures & Divestitures	(71)	(46)	(298)	(415)	(27)	(442)
Other(c)	(1)	2	10	11	31	42

End of Year	2,333	2,144	7,061	11,538	260	11,798

% of Total	20%	18%	60%	98%	2%	100%

Total YUM!
Beginning of Year	6,435	2,000	19,263	27,698	2,791	30,489
New Builds	585	165	748	1,498	146	1,644
Acquisitions	905	41	1,164	2,110	(3)	2,107
Refranchising & Licensing	(174)	(14)	188	-	-	-
Closures & Divestitures	(224)	(46)	(649)	(919)	(409)	(1,328)
Other	(1)	2	10	11	1	12

End of Year	7,526	2,148	20,724	30,398	2,526	32,924

% of Total	23%	6%	63%	92%	8%	100%

(a)	Includes 4 Yan Can units.
(b)	Includes units that existed at the date of the acquisition of Yorkshire Global Restaurants, Inc. on May 7, 2002.
(c)	Includes 30 licensee units transferred from U.S. to International.

YUM! Brands, Inc.
Restaurant Units Activity Summary
For the Year Ended December 28, 2002
(unaudited)

United States
	Company	Franchisees	Total Excluding Licensees	Licensees	Total Units
Pizza Hut U.S.
Beginning of Year	1,745	4,824	6,569	1,150	7,719
New Builds	92	86	178	97	275
Acquisitions	-	-	-	-	-
Refranchising & Licensing	-	-	-	-	-
Closures & Divestitures	(77)	(167)	(244)	(151)	(395)
Other	-	-	-	-	-

End of Year	1,760	4,743	6,503	1,096	7,599

% of Total	23%	63%	86%	14%	100%

Taco Bell U.S.
Beginning of Year	1,265	3,828	5,093	1,351	6,444
New Builds	23	37	60	32	92
Acquisitions	24	(21)	3	(3)	-
Refranchising & Licensing	-	-	-	-	-
Closures & Divestitures	(28)	(85)	(113)	(228)	(341)
Other	-	-	-	(30)	(30)

End of Year	1,284	3,759	5,043	1,122	6,165

% of Total	21%	61%	82%	18%	100%

KFC U.S.
Beginning of Year	1,274	4,081	5,355	44	5,399
New Builds	92	83	175	7	182
Acquisitions	6	(6)	-	-	-
Refranchising & Licensing	(47)	47	-	-	-
Closures & Divestitures	(41)	(65)	(106)	(3)	(109)
Other	-	-	-	-	-

End of Year	1,284	4,140	5,424	48	5,472

% of Total	23%	76%	99%	1%	100%

Long John Silver’s U.S.
Beginning of Year	-	-	-	-	-
New Builds	3	14	17	-	17
Acquisitions	742	470	1,212	-	1,212
Refranchising & Licensing	-	-	-	-	-
Closures & Divestitures	(4)	(4)	(8)	-	(8)
Other	-	-	-	-	-

End of Year	741	480	1,221	-	1,221

% of Total	61%	39%	100%	-	100%

A&W U.S.
Beginning of Year	-	-	-	-	-
New Builds	-	13	13	-	13
Acquisitions	127	558	685	-	685
Refranchising & Licensing	-	-	-	-	-
Closures & Divestitures	(3)	(30)	(33)	-	(33)
Other	-	-	-	-	-

End of Year	124	541	665	-	665

% of Total	19%	81%	100%	-	100%

YUM! Brands, Inc.
Restaurant Units Activity Summary
For the Year Ended December 28, 2002
(unaudited)

International
	Company	Unconsolidated Affiliates	Franchisees	Total Excluding Licensees	Licensees	Total Units
Pizza Hut International
Beginning of Year	763	860	2,480	4,103	169	4,272
New Builds	87	59	236	382	3	385
Acquisitions	6	38	(44)	-	-	-
Refranchising & Licensing	(36)	(3)	39	-	-	-
Closures & Divestitures	(35)	(16)	(155)	(206)	(20)	(226)
Other	(6)	3	1	(2)	2	-

End of Year	779	941	2,557	4,277	154	4,431

% of Total	18%	21%	58%	97%	3%	100%

Taco Bell International
Beginning of Year	39	31	140	210	29	239
New Builds	1	3	8	12	6	18
Acquisitions	-	-	-	-	-	-
Refranchising & Licensing	-	-	-	-	-	-
Closures & Divestitures	(2)	(6)	(10)	(18)	(2)	(20)
Other	-	-	-	-	30	30

End of Year	38	28	138	204	63	267

% of Total	14%	10%	52%	76%	24%	100%

KFC International
Beginning of Year	1,349	1,109	3,910	6,368	48	6,416
New Builds	287	99	260	646	1	647
Acquisitions	-	3	(3)	-	-	-
Refranchising & Licensing	(91)	(11)	102	-	-	-
Closures & Divestitures	(34)	(24)	(121)	(179)	(5)	(184)
Other	5	(1)	8	12	(1)	11

End of Year	1,516	1,175	4,156	6,847	43	6,890

% of Total	22%	17%	60%	99%	1%	100%

Long John Silver’s
International
Beginning of Year	-	-	-	-	-	-
New Builds	-	-	2	2	-	2
Acquisitions	-	-	26	26	-	26
Refranchising & Licensing	-	-	-	-	-	-
Closures & Divestitures	-	-	-	-	-	-
Other	-	-	-	-	-	-

End of Year	-	-	28	28	-	28

% of Total	-	-	100%	100%	-	100%

A&W International
Beginning of Year	-	-	-	-	-	-
New Builds	-	-	9	9	-	9
Acquisitions	-	-	184	184	-	184
Refranchising & Licensing	-	-	-	-	-	-
Closures & Divestitures	-	-	(12)	(12)	-	(12)
Other	-	-	1	1	-	1

End of Year	-	-	182	182	-	182

% of Total	-	-	100%	100%	-	100%

YUM! Brands, Inc.
Systemwide Multibrand Restaurants
For the Year Ended December 28, 2002
(unaudited)

	U.S.		International		Worldwide
	Net Additions(a) 52 Weeks Ended	Total Multibrand Restaurants	Net Additions(a) 52 Weeks Ended	Total Multibrand Restaurants	Net Additions(a) 52 Weeks Ended	Total Multibrand Restaurants
	12/28/02	12/28/02	12/28/02	12/28/02	12/28/02	12/28/02
KFC
Taco Bell	37	650	2	53	39	703
Pizza Hut	46	151	15	78	61	229
A&W	91	161	-	-	91	161
Taco Bell/Pizza Hut 3 n 1	3	46	1	5	4	51
Long John Silver’s	6	12	-	-	6	12
Chock Full o’Nuts	(3)	-	-	-	(3)	-
WingWorks	23	24	-	-	23	24

	203	1,044	18	136	221	1,180

Taco Bell
Pizza Hut	74	587	8	21	82	608
Long John Silver’s	3	7	-	-	3	7
Backyard Burgers	3	3	-	-	3	3

	80	597	8	21	88	618

Pizza Hut
KFC	-	1	-	-	-	1
Taco Bell	-	5	-	-	-	5
WingWorks	1	1	-	-	1	1
Pasta Bravo	1	1	-	-	1	1
Backyard Burgers	2	2	-	-	2	2

	4	10	-	-	4	10

Long John Silver’s(b)
A&W	166	166	1	1	167	167

Total	453	1,817	27	158	480	1,975

(a)	Represents actual net additions for 2002 excluding the effects of any adjustments or reclassifications.
(b)	Includes 133 units that existed at the date of the acquisition of Yorkshire Global Restaurants, Inc. on May 7, 2002.